Use these links to rapidly review the document
Table of Contents Prospectus supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212554

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 15, 2018

Preliminary prospectus supplement
(To prospectus dated July 26, 2016)

5,500,000 Shares

Common Stock

        We are offering 5,500,000 shares of our common stock, $0.01 par value per share. Our common stock is listed on the New York Stock Exchange under the symbol "ABR." On May 14, 2018, the last reported sale price of our common stock was $9.28 per share.

        The underwriter has agreed to purchase our common stock from us at a price of $            per share, which will result in approximately $            of total net proceeds to us. The underwriter may offer our common stock in transactions on The New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See "Underwriting."

        We have granted the underwriter an option to purchase up to an additional 825,000 shares of common stock within 30 days after the date of this prospectus supplement at the public offering price less the underwriting discounts and commissions.

        In order to assist us in complying with federal tax laws applicable to real estate investment trusts, or REITs, our charter generally prohibits any person from beneficially owning in excess of 5.0% of our outstanding shares of common stock or stock of all classes or series outstanding at any time, unless our board of directors grants the person a waiver from this charter provision.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2017 and on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares of common stock on or about May     , 2018.

JMP Securities

The date of this Prospectus Supplement is May    , 2018.

Prospectus supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information and disclosure. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

        If there is any inconsistency between information in or incorporated by reference into the base prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, "Where you can find more information" before investing in our common stock.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus supplement and the accompanying prospectus, unless expressly noted or the context indicates otherwise, the words "we," "us," "our," "Arbor," "Company" and similar references mean Arbor Realty Trust, Inc. and its subsidiaries, including Arbor Realty Limited Partnership, our operating partnership, and Arbor Realty SR, Inc., our operating partnership's subsidiary, and the words "Arbor Commercial Mortgage," "ACM" or "our Former Manager" refer to Arbor Commercial Mortgage, LLC.

S-i

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information contained in this prospectus supplement is not a complete description of our business or the risks associated with an investment in us. We urge you to carefully review and consider the various disclosures made by us in this prospectus supplement, including the documents incorporated by reference herein.

        This prospectus supplement contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

  •
  changes in economic conditions generally and the real estate market specifically;

  •
  adverse changes in the financing markets we access affecting our ability to finance our loan and investment portfolio;

  •
  adverse changes in our status with government-sponsored enterprises affecting our ability to originate loans through such programs;

  •
  changes in interest rates;

  •
  the quality and size of the investment pipeline and the rate at which we can invest our cash;

  •
  impairments in the value of the collateral underlying our loans and investments;

  •
  changes in federal and state laws and regulations, including changes in tax laws;

  •
  the availability and cost of capital for future investments;

  •
  competition within the finance and real estate industries; and

  •
  other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

        Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of the report containing such statements incorporated herein or as of the date of this prospectus supplement with respect to statements that are expressly stated herein. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend and we disclaim any duty or obligation to update or revise any industry information or forward-looking statement set forth in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein to reflect new information, future events, or otherwise, except as required by U.S. federal securities laws.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary description of us, our Former Manager and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein. This summary does not contain all of the information about us that you should consider before buying shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision.

Our company

        We operate through two business segments: our Structured Loan Origination and Investment Business ("Structured Business") and our Agency Loan Origination and Servicing Business ("Agency Business"). Through our Structured Business, we invest in a diversified portfolio of structured finance assets in the multifamily and commercial real estate markets, primarily consisting of bridge and mezzanine loans, including junior participating interests in first mortgages, preferred and direct equity. We may also directly acquire real property and invest in real estate-related notes and certain mortgage-related securities. Through our Agency Business, which was formed as a result of the acquisition of the agency platform of our Former Manager in the third quarter of 2016, we originate, sell and service a range of multifamily finance products through the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac," and together with Fannie Mae, the government-sponsored enterprises, or the "GSEs"), the Government National Mortgage Association ("Ginnie Mae"), Federal Housing Authority ("FHA") and the U.S. Department of Housing and Urban Development (together with Ginnie Mae and FHA, "HUD") and conduit/commercial mortgage-backed securities programs. We retain the servicing rights and asset management responsibilities on substantially all loans we originate and sell under the GSE and HUD programs. We are an approved Fannie Mae Delegated Underwriting and Servicing lender nationally, a Freddie Mac Multifamily Conventional Loan lender, seller/servicer, in New York, New Jersey and Connecticut, a Freddie Mac affordable, manufactured housing, senior housing and small balance loan lender, seller/servicer, nationally and a HUD MAP and LEAN senior housing/healthcare lender nationally.

        We are organized to qualify as a REIT for federal income tax purposes. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income that is distributed to its stockholders, provided that at least 90% of taxable income is distributed and provided that certain other requirements are met. Certain of our assets that produce non-qualifying REIT income, primarily within the Agency Business, are operated through taxable REIT subsidiaries ("TRS"), which is part of our TRS consolidated group and is subject to U.S. federal, state and local income taxes. In general, our TRS entities may hold assets that the REIT cannot hold directly and may engage in real estate or non-real estate-related business.

        Substantially all of our operations are conducted through our operating partnership, Arbor Realty Limited Partnership ("ARLP"), and ARLP's subsidiaries, including Arbor Realty SR, Inc., a subsidiary REIT, which we refer to as SR Inc., and its subsidiaries. We serve as the general partner of our operating partnership, and currently own 74.8% of its partnership interests.

        We were previously externally managed and advised by ACM. Effective May 31, 2017, we exercised our option to fully internalize our management team and terminate the existing management agreement.

Recent Developments

        On May 4, 2018, we announced that our board of directors has authorized a quarterly cash dividend of $0.25 per share of common stock for the quarter ended March 31, 2018, representing an increase of 19% over the prior quarter dividend of $0.21 per share. The dividend is payable on May 31, 2018 to common stockholders of record as of the close of business on May 15, 2018. Purchasers of shares in this offering will not be entitled to receive the dividend payable in May 2018 in respect of shares purchased in this offering.

        On May 15, 2018, we completed the issuance and sale of $25 million in aggregate principal amount of our 5.625% senior unsecured notes due May 1, 2023 (the "reopened notes") in a private offering (the "notes offering"). The reopened notes are a further issuance of the $100 million principal amount of our 5.625% senior unsecured notes due May 1, 2023 initially issued by us on March 13, 2018 (the "existing notes" and together with the reopened notes, the "notes"). Following the notes offering, the aggregate outstanding principal amount of the notes is $125 million.

        We are a Maryland corporation formed in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 506-4200. Our website is located at www.arbor.com. The information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus.

The offering

Issuer	Arbor Realty Trust, Inc., a Maryland Corporation
Common stock we are offering	5,500,000 shares (plus up to an additional 825,000 shares that we may issue and sell upon the exercise of the underwriter's option to purchase such additional shares).
Common stock outstanding prior to the offering	63,062,235 shares
Common stock outstanding after this offering	68,562,235 shares (69,387,235 shares if the underwriter exercises its option to purchase additional shares from us in full).
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $          after deducting the estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering to make investments relating to our business and for general corporate purposes. See "Use of Proceeds."

Ownership limitations

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the "Code," among other purposes, our charter provides that, with certain exceptions, no person may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 5.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 5.0% in value of the aggregate of the outstanding shares of stock of all classes or series, unless they receive an exemption from our board of directors.

New York Stock Exchange Symbol	"ABR"
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2017 and on page S-4 of this prospectus supplement.

RISK FACTORS

        Investment in our common stock involves a high degree of risk. You should consider carefully the specific risks described below and under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference into this prospectus supplement as well as the other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus, before making an investment decision. Each of the risks described could materially adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." In connection with the forward-looking statements that appear in this prospectus supplement, you should also review carefully the cautionary statements in the section of this prospectus supplement entitled "Cautionary Statement Regarding Forward-Looking Statements."

Risks relating to our common stock and this Offering

The price of our common stock may be volatile.

        The trading price of our common stock may be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control. Some of these factors are:

  •
  the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

  •
  our financial performance; and

  •
  general stock and bond market conditions.

        The market value of our stock is based primarily upon the market's perception of our growth potential and our current and potential future earnings and dividends. Consequently, our stock may trade at prices that are higher or lower than our book value per share of stock. If our future earnings or dividends are less than expected, it is likely that the market price of our stock will diminish.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

        The market price of our common stock could decline as a result of sales by our existing and future stockholders, or the perception that such sales could occur, which might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Our share price could decline as a result of this offering or if a large number of shares of our common stock or equity-related securities are sold in the future.

        This offering will reduce the net book value per share of our common stock and may reduce the market price of our common stock. Sales of a substantial number of shares of our common stock could depress the market price of our common stock and impair our ability to raise capital in the future through the sale of additional equity securities. This offering and any such future sales or issuances could dilute the ownership interests of stockholders, and we cannot predict the effect that this offering or future sales or issuances of our common stock or other equity-related securities would have on the market price of our common stock nor can we predict our future needs to fund our operations or balance sheet with future equity issuances.

Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

        We intend to use the net proceeds of this offering to make investments relating to our business and for general corporate purposes. See "Use of Proceeds." Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

        It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

        In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including senior or subordinated notes, trust preferred securities and preferred stock, and entering into new loan agreements. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity and equity-linked offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Holders of our 8.25% Series A Cumulative Redeemable Preferred Stock, 7.75% Series B Cumulative Redeemable Preferred Stock, 8.50% Series C Cumulative Redeemable Preferred Stock and Special Voting Preferred Stock have a preference on liquidating distributions and/or a preference on dividend payments that could limit our ability to pay a dividend or make another distribution to the holders of our common stock. Because our decision to issue securities in any future offering and to enter into new loan agreements will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our stockholders bear the risk of our future offerings or loan arrangements reducing the market price of our common stock, reducing our assets available to them upon our liquidation and diluting their stock holdings in us.

 USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $            (or $            in the event the underwriter exercises its option to purchase additional shares of common stock in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds to make investments relating to our business and for general corporate purposes.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2018, on an actual basis, a pro forma basis to give effect to the redemption of the 7.357% Senior Notes due 2021 in April 2018 and the offering of additional 5.625% Senior Notes due 2023 in May 2018, and on a pro forma as adjusted basis to give effect to our sale of common stock in this offering and the application of the estimated net proceeds as described under "Use of Proceeds." You should read this table in conjunction with our consolidated financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

	As of March 31, 2018
	Actual	Pro Forma	Pro Forma (As Adjusted)
Debt(a)	$2,486,412,294	$2,486,412,294	$2,486,412,294
7.375% Senior Notes due 2021	97,860,025	—	—
5.625% Senior Notes due 2023	98,229,512	123,229,512	123,229,512
Stockholders' Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, $0.01 par value per share: 100,000,000 shares authorized; special voting preferred shares; 21,230,769 shares issued and outstanding; 8.25% Series A, $38,787,500 aggregate cumulative redeemable liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate cumulative redeemable liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate cumulative redeemable liquidation preference; 900,000 shares issued and outstanding	89,508,213	89,508,213	89,508,213
Common stock, $0.01 par value per share: 500,000,000 shares authorized; 62,469,535, 62,469,535 and 68,562,235 shares issued and outstanding, respectively	624,695	624,695
Additional paid-in capital	713,001,064	713,001,064
Accumulated deficit	(88,527,497)	(88,527,497)	(88,527,497)
Total Arbor Realty Trust, Inc. stockholders' equity	714,606,475	714,606,475
Noncontrolling interest	173,263,824	173,263,824

Total equity	887,870,299	887,870,299

Total capitalization	$3,570,372,130	$3,497,512,105

(a)
Excludes amounts due to related parties, amounts due to borrowers, allowance for loss-sharing obligations and certain other liabilities, as set forth in our public filings. Also excludes the 7.375% Senior Notes due 2021 and 5.625% Senior Notes due 2023.

 UNDERWRITING

        JMP Securities LLC is acting as the sole book-running manager of the offering. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, JMP Securities LLC has agreed to purchase, and we have agreed to sell to JMP Securities LLC 5,500,000 shares of our common stock.

        The underwriting agreement provides that the obligations of the underwriter to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares (other than those covered by the option to purchase additional shares described below) if they purchase any of the shares. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

        The underwriter has agreed to purchase the shares of common stock from us at a price of $            per share, which will result in net proceeds to us, after deducting estimated expenses related to this offering, of approximately $             million assuming no exercise of the option to purchase additional shares granted to the underwriters, and $             million assuming full exercise of the option to purchase additional shares.

        The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed to be underwriting compensation.

        We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 825,000 additional shares of our common stock at $             per share. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We have agreed that, for a period of 30 days after the date of the offering of the securities to be sold hereunder, we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of JMP Securities LLC, other than the Securities to be sold hereunder and any shares of common stock of the Company issued upon the exercise of options granted under existing employee stock option plans.

        Our Former Manager and our directors and officers have entered into lock-up agreements with JMP Securities LLC prior to the commencement of this offering pursuant to which each of these persons or entities have agreed they will not, subject to limited exceptions, without the prior written consent of JMP Securities LLC, during the period beginning on the date of the lock-up agreements and ending 30 days after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        The shares of our common stock are listed on the New York Stock Exchange under the symbol "ABR."

        We estimate that our portion of the total expenses of this offering will be $            . Additionally, we have agreed to reimburse the underwriter for its expenses in an amount of up to $5,000, which may be incurred in connection with the review by Financial Industry Regulatory Authority, Inc. of the terms of the shares offered hereby.

        In connection with the offering, the underwriter may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriter of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriter's option to purchase additional shares.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriter's option to purchase additional shares.

  •
  Covering transactions involve purchases of shares either pursuant to the option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriter must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the shares of our common stock. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

        A prospectus in electronic format is being made available on Internet websites maintained by the underwriter of this offering and may be made available on the website maintained by the underwriter. Other than the prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of the prospectus supplement or the registration statement of which the prospectus supplement forms a part.

  Relationships with the underwriter

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.

        In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        The underwriter and its affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

        Affiliates of the underwriter are parties to various financial arrangements involving us or our affiliates. JMP Securities LLC is the agent under our Equity Distribution Agreement, dated February 13, 2014, as amended.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Notice to prospective investors in Japan

        The shares of common stock to be offered in this offering have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the "Financial Instruments and Exchange Act"), and the underwriter has agreed that it will not offer or sell any of the shares of common stock to be offered in this offering, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Hong Kong

        The common stock may not be offered or sold by means of any document other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32 of Hong Kong); and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Warning

        The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice.

Notice to prospective investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares of common stock are subscribed or purchased under Section 275 by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments, and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239 (1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275 (1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Notice to prospective investors in South Korea

        The shares of common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of common stock have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the shares of common stock may not be re-sold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Notice to prospective investors in Taiwan

        The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to prospective investors in United Arab Emirates

        UAE.    The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates ("UAE"), the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority ("DFSA"), a regulatory authority of the Dubai International Financial Centre ("DIFC"). This offering does not constitute a public offer of shares in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones. The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

        Dubai international financial centre.    This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Notice to prospective investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act),

"professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the underwriter by Cooley LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Arbor Realty Trust, Inc. and Subsidiaries appearing in Arbor Realty Trust, Inc. and Subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2017 (including the schedule appearing therein), and the effectiveness of Arbor Realty Trust, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial documents retrieval services, at our website at www.arbor.com and at the SEC's website at www.sec.gov. The information on our website is not, and you should not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act of 1933, as amended, with respect to the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and our securities, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of the contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with them into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is modified or superseded by information contained in this prospectus supplement or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus.

        The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A dated April 11, 2018;

  •
  our Current Reports on Form 8-K dated March 9, 2018 and March 13, 2018; and

  •
  the description of our common stock set forth in our registration statement on Form 8-A, filed on April 5, 2004, and any amendment or report filed for the purpose of updating such description.

        All documents that we file (but not those we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus supplement will also be considered to be incorporated by reference and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of these documents incorporated herein by reference (other than exhibits to those documents, unless those exhibits are specifically incorporated by reference in such documents). Requests for documents should be directed to Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Secretary (telephone no.: (516) 506-4200).

PROSPECTUS

ARBOR REALTY TRUST, INC.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

AND

WARRANTS

        We may offer, issue and sell from time to time, together or separately, our debt securities, which may be senior debt securities or subordinated debt securities, shares of our preferred stock, which we may issue in one or more classes or series, depositary shares representing shares of our preferred stock, shares of our common stock, or warrants to purchase debt or equity securities, at an aggregate initial offering price which will not exceed $500,000,000.

        We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" beginning on page 2 of this prospectus.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "ABR." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 26, 2016.

        You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus and any applicable prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        This prospectus contains, and any applicable prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under "Where You Can Find More Information."

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, depositary shares and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

ii

 SUMMARY

        The following summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including "Risk Factors," before making a decision to invest in our securities. In this prospectus, unless the context indicates otherwise, (a) the words "we," "us," "our," "Arbor," and similar references refer to Arbor Realty Trust, Inc. and its subsidiaries, including Arbor Realty Limited Partnership, our operating partnership, and Arbor Realty SR, Inc., (b) "our board of directors" refers to the board of directors of Arbor Realty Trust, Inc. and (c) the words "Arbor Commercial Mortgage," "ACM" or "our manager" refer to Arbor Commercial Mortgage, LLC.

 Arbor Realty Trust, Inc.

        We are a specialized real estate finance company that invests in a diversified portfolio of structured finance assets in the multi-family and commercial real estate market. We invest primarily in real estate-related bridge and mezzanine loans, including junior participating interests in first mortgages, and preferred equity and, in limited cases, discounted mortgage notes and other real estate-related assets, which we refer to collectively as structured finance investments. We also invest in mortgage-related securities and equity interests in real property. Our principal business objective is to maximize the difference between the yield on our investments and the cost of financing these investments to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders.

        On July 14, 2016, we completed the acquisition of the agency mortgage platform of Arbor Commercial Mortgage, LLC (the "Acquisition"), a national commercial real estate finance company that originates, sells and services a range of multifamily finance products, primarily through the programs of Fannie Mae, Freddie Mac, Ginnie Mae and HUD. As a result, we will also underwrite, originate, sell, and service multifamily mortgage loans at various locations in the United States through the Fannie Mae DUS, Freddie Mac, and HUD lending programs, and originate and sell loans through the conduit markets. Our focus will be primarily on small balance loans with an average loan size of approximately $5 million. We will retain the servicing rights and asset management responsibilities on substantially all loans made under the GSE programs. The acquisition of this platform will enable us to offer a broad range of loan products and services, and thereby maximize our ability to meet client needs, source capital, and grow our commercial real estate finance business.

        We are organized to qualify as a real estate investment trust ("REIT") for U.S. federal income tax purposes. A REIT is generally not subject to U.S. federal income tax on that portion of its REIT taxable income ("Taxable Income") that is distributed to its stockholders, provided that at least 90% of Taxable Income is distributed and certain other REIT qualification requirements are met. Certain of our assets that produce non-qualifying income are held in taxable REIT subsidiaries. Unlike other subsidiaries of a REIT, the income of a taxable REIT subsidiary is generally subject to U.S. federal income tax.

        We conduct substantially all of our operations and investing activities through our operating partnership, Arbor Realty Limited Partnership, and its subsidiaries, including Arbor Realty SR, Inc., a subsidiary REIT ("SR Inc."), and its subsidiaries. We serve as the general partner of our operating partnership, and currently own approximately 73% of its partnership interests.

        We are externally managed and advised by Arbor Commercial Mortgage, LLC pursuant to the terms of a management agreement.

        We are a Maryland corporation formed in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 506-4200. Our website is located at www.arborrealtytrust.com. The information contained on our website is not a part of this prospectus.

 RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, the risk factors described under the caption "Risk Factors" in our Definitive Proxy Statement filed with the SEC on April 22, 2016 and in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" in this prospectus. You should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information contained in this prospectus is not a complete description of our business or the risks associated with an investment in Arbor Realty Trust, Inc. We urge you to carefully review and consider the various disclosures made by us in this prospectus, including the documents incorporated by reference herein.

        This prospectus contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. We use words such as "anticipates," "expects," "believes," "intends," "should," "will," "may" and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically; adverse changes in the financing markets we access affecting our ability to finance our loan and investment portfolio; changes in interest rates; the quality and size of the investment pipeline and the rate at which we can invest our cash; impairments in the value of the collateral underlying our loans and investments; legislative/regulatory changes; the availability and cost of capital for future investments; competition; and other risks detailed from time to time in our reports filed with the SEC. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. For a discussion of our critical accounting policies, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries—Significant Accounting Estimates and Critical Accounting Policies" in our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Annual Report").

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities to invest in real estate loans and securities, to purchase or pay liabilities and for general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

		Year Ended December 31,
	Three Months Ended March 31, 2016(1)
		2015	2014	2013	2012	2011(2)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—x	1.7x	2.7x	1.4x	1.4x	—x

        The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by our combined fixed charges and preferred dividends. For purposes of calculating the above ratios, (i) earnings represent "Net income (loss) from continuing operations" from our consolidated statements of operations, as adjusted for fixed charges and loss (income) and distributions from equity affiliates, and (ii) fixed charges represent "Interest expense" from our consolidated statements of operations as adjusted for capitalized interest. The ratios are based solely on historical financial information.

(1)
Earnings were insufficient to cover fixed charges by $0.5 million.

(2)
Due to a loss in 2011, earnings were insufficient to cover fixed charges by $36.3 million.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture between us and a "Senior Indenture Trustee," referred to as the "Senior Indenture," and subordinated debt securities will be issued under an indenture between us and a "Subordinated Indenture Trustee," referred to as the "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture, collectively, as the "Indentures." The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the Trustee.

        The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the ability to issue additional debt securities of the same series;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

  •
  any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

  •
  the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

  •
  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  any change in the right of the Trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

  •
  the depositary for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

  •
  any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;

  •
  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

  •
  if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

  •
  the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

  •
  if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

        Under the Subordinated Indenture, "Senior Indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

  •
  all of our capital lease obligations;

  •
  any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

  •
  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  •
  all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, Senior Indebtedness does not include:

  •
  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

  •
  any of our indebtedness in respect of the subordinated debt securities;

  •
  any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

  •
  any of our indebtedness to any subsidiary; and

  •
  any liability for federal, state, local or other taxes owed or owing by us.

        Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of Arbor Realty Trust, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the Trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all

Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

        The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the Indentures or we are the surviving corporation;

  •
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

  •
  we deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

  •
  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

  •
  certain events of bankruptcy, insolvency or reorganization of Arbor Realty Trust, Inc.; and

  •
  any other Event of Default provided with respect to Securities of that series.

        If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the Trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The Trustee is required within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the Trustee to institute such action and offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the Trustee statements as to our compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture Trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under the Indentures, we and the applicable Trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable Trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

  •
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; or

  •
  modify any of the above provisions.

        The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the Trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

        The Trustee shall be named in the applicable prospectus supplement.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

        The following description of the terms of our stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law (the "MGCL"), our charter and our bylaws. Copies of our charter and bylaws are available upon request. The following description discusses the general terms of the common stock and preferred stock that we may issue.

        The prospectus supplement relating to a particular class or series of preferred stock will describe certain other terms of such class or series of preferred stock. If so indicated in the prospectus supplement relating to a particular class or series of preferred stock, the terms of any such class or series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter, particularly to the articles supplementary relating to that class or series of preferred stock.

General

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and up to 100,000,000 shares of preferred stock, $.01 par value per share. As of July 15, 2016, 51,381,405 shares of common stock were issued and outstanding. As of July 15, 2016, 1,551,500 shares of 8.250% Series A cumulative redeemable preferred stock (the "Series A Preferred Stock"), 1,260,000 shares of 7.75% Series B cumulative redeemable preferred stock (the "Series B Preferred Stock"), 900,000 shares of 8.50% Series C cumulative redeemable preferred stock (the "Series C Preferred Stock") and 21,230,769 shares of Special Voting Preferred Stock, par value $0.01 per share (the "Special Voting Preferred Stock"), were issued and outstanding. As of July 15, 2016, there were 8,919 holders of record of our common stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and to the provisions of the charter regarding the restrictions on transfer and ownership of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or series of preferred stock.

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to the vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of outstanding shares of our common stock entitled to cast a majority of the votes in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of our common stock are not able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer and ownership of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, convert, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Subject to the voting rights of any other class or series of our stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, our charter provides for approval of these matters, except with respect to certain charter amendments relating to the classification and removal of our directors and the vote required to amend such provisions (which must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the amendment), by an affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

        Our charter authorizes our board of directors to amend our charter to increase the number of authorized shares of common stock, to authorize us to issue additional authorized but unissued shares of our common stock, to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set or change, subject to the restrictions on transfer and ownership of stock contained in our charter and the terms of any outstanding class or series of stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series without stockholder approval.

Preferred Stock

        Our board of directors may authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such series, the powers, preferences and rights of such class or series, and its qualifications, limitations and restrictions, including, without limitation:

  •
  the number of shares to constitute such series and the designations thereof;

  •
  the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

  •
  the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

  •
  whether or not such series will be redeemable, and, if so, the terms and conditions upon which shares of such series will be redeemable;

  •
  the extent, if any, to which such series will have the benefit of any sinking fund provision for the redemption or purchase of shares;

  •
  the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

  •
  whether or not the shares of such series will be convertible, and, if so, the terms and conditions upon which shares of such series will be convertible.

        You should refer to the articles supplementary and prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

  •
  the title or designation of the class or series and the number of shares in the class or series;

  •
  the price at which the preferred stock will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

  •
  the voting rights, if any, of the holders of shares of the preferred stock being offered;

  •
  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

  •
  the liquidation preference per share;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  any listing of the preferred stock being offered on any securities exchange;

  •
  whether interests in the shares of the series will be represented by depositary shares;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

  •
  the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

Preferred Stock Dividend Rights

        Holders of preferred stock will be entitled to receive, when, as and if authorized by the board of directors out of funds legally available therefor and declared by us, dividends in additional shares of preferred stock or cash dividends at the rates and on the dates set forth in the related articles supplementary and prospectus supplement. Dividend rates may be fixed or variable or both. Different classes or series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related articles supplementary and prospectus supplement. If the board of directors fails to authorize or we fail to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

        No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that class or series of preferred stock and on each other class or series of preferred stock having the same rank as that class or series of preferred stock will bear the same ratio to each other that accrued dividends per share on that class or series of preferred stock and the other classes or series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any class or series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

        Unless otherwise set forth in the related articles supplementary and prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Preferred Stock Rights Upon Liquidation

        If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each class and series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the articles supplementary and prospectus supplement relating to the class or series of preferred stock. If the amounts payable with respect to preferred stock of any class or series and any stock having the same rank as that class or series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each class or series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Preferred Stock Redemption

        Any class or series of preferred stock may be redeemable in whole or in part at our option. In addition, any class or series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a class or series of preferred stock, including the redemption dates and the redemption prices for that class or series, will be set forth in the related articles supplementary and prospectus supplement.

        If a class or series of preferred stock is subject to mandatory redemption, the related articles supplementary and prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year and the redemption price per share. We may pay the redemption price in cash, stock or other securities of our company or of third parties, as specified in the related articles supplementary and prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the class or series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the class or series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

        If fewer than all the outstanding shares of any class or series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Preferred Stock Conversion Rights

        The related articles supplementary and prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another class or series of preferred stock or other property. As described under "Redemption" above, under some circumstances preferred stock may be mandatorily converted into common stock or another class or series of preferred stock.

Preferred Stock Voting Rights

        The related articles supplementary and prospectus supplement will state any voting rights of that class or series of preferred stock. Unless otherwise indicated in the related articles supplementary and prospectus supplement, if we issue full shares of any class or series of preferred stock, each share will be entitled to one vote on matters on which holders of that class or series of preferred stock are entitled to vote. Because each full share of any class or series of preferred stock will be entitled to one vote, unless otherwise provided in the related articles supplementary, the voting power of that class or series will depend on the number of shares in that class or series, and not on the aggregate liquidation preference or initial offering price of the shares of that class or series of preferred stock.

Permanent Global Preferred Securities

        A class or series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most classes and series of preferred stock, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any class or series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing class or a series of preferred stock may be described in the related prospectus supplement.

Power To Reclassify Unissued Shares Of Common And Preferred Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, dividends or upon liquidation. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer and ownership of stock and to the terms of any outstanding class or series of stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Subject to the rights of holders of any other class or series of our stock, including our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Special Voting Preferred Stock, our board of directors may take these actions without stockholder approval unless stockholder approval is required by applicable law or the rules of any stock exchange or automatic quotation system on which our securities are listed or traded. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to authorize us to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without common stockholder approval, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

Dividend Reinvestment Plan

        We may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in our common stock. Details about any such plan would be sent to our stockholders following adoption thereof by our board of directors.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is American Stock Transfer and Trust Company.

Restrictions on Transfer and Ownership

        In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 5.0% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 5.0% by value of our aggregate outstanding shares of stock of all classes or series. We refer to this restriction as the "general ownership limit."

        The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5.0% of our outstanding shares of common stock or stock of all classes or series (or the acquisition of an interest in an entity that owns, actually or constructively, less than 5.0% of our outstanding shares of common stock or stock of all classes or series) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of these limits on our outstanding stock and thereby subject the stock to the applicable ownership limit.

        Shares of our stock that would otherwise be directly or indirectly acquired or held by a person in violation of the restrictions on ownership and transfer are, in general, automatically transferred to a trust for the benefit of a charitable beneficiary, as described below, and the purported owner will acquire no rights in such shares. Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it determines that any exemption from the ownership limit will not jeopardize our status as a REIT under the Code. The stockholder must also agree that any violation of certain required representations and undertakings provided with respect to the exemption or other action contrary to the ownership and transfer restrictions will result in the automatic transfer of the shares causing the violation to a trust. As a condition of our waiver, our board of directors may require an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") that is satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status, and our board of directors may impose such other conditions or restrictions as it deems appropriate. Additionally, the waiver of the ownership limit may not allow five or fewer stockholders to beneficially own more than 50% in value of our outstanding capital stock.

        We have granted ACM and Mr. Ivan Kaufman an exemption from the general ownership limit which permits them to collectively own up to 24% of our outstanding shares of common stock. We have also granted an exemption from the general ownership limit to each of C. Michael Kojaian (a former director), Leon G. Cooperman, Fidelity Real Estate Income Fund and BlackRock Inc. to own up to 8.3%, 7.0%, 9% and 9%, respectively, of our outstanding shares of common stock.

        Our charter provisions further prohibit:

  •
  any person from beneficially or constructively owning shares of our stock that would result in us being closely held under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring shares of our stock after January 29, 2004 if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transfer and ownership will be required to give notice immediately to us or, in the case of a proposed or attempted transaction, must give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or other restrictions on transfer and ownership directors, then that number of shares in excess of the applicable ownership limit (rounded to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void.

        Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported transferee for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our common stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such common stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the restrictions on transfer and ownership. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported transferee or owner for the shares (or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust), and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be paid to the charitable beneficiary. The purported transferee has no rights in the shares held by the trustee.

        The trustee will be designated by us and shall be unaffiliated with us and with any purported transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion, to:

  •
  rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

  •
  recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        Every owner of more than five percent (or such lower percentage as may be required by the Code or regulations promulgated thereunder) of the shares of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the owner's name and address, the number of shares of stock beneficially owned and a description of the manner in which such shares are held. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder's ownership of shares of our stock on our status as a REIT and to ensure compliance with the ownership limits or to comply with the requirements of any taxing or governmental authority or to determine such compliance.

        All certificates representing shares of our stock bear a legend referring to the restrictions described above.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in shares of particular class or series of preferred stock which are called depositary shares. We will deposit the preferred stock of a class or series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

        While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

        Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

        A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

        Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

        Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

        If shares of a class or series of preferred stock are convertible into shares of common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

        We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  All outstanding depositary shares to which it relates have been redeemed or converted; and/or

  •
  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

        There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time; and

  •
  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, holding and disposition of common stock, preferred stock or debt securities of Arbor Realty. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Arbor Realty," "we," "our" and "us" mean only Arbor Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise required by the context. However, our indirect subsidiary, SR Inc., like Arbor Realty, has also elected to be taxed as a REIT. To the extent that the discussion below relates to the tax requirements for, and consequences of, qualifying as a REIT, it also applies to SR Inc.'s election to be taxed as a REIT.

        This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of Arbor Realty, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only and is not tax advice. This summary of the material U.S. federal income tax consequences of an investment in our stock or debt securities does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  holders who receive Arbor Realty stock or debt securities through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding Arbor Realty stock or debt securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

        and, except to the extent discussed below:

  •
  partnerships, other pass-through entities and trusts;

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold our stock or debt securities as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF ARBOR REALTY STOCK OR DEBT SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING ARBOR REALTY STOCK OR DEBT SECURITIES TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF ARBOR REALTY STOCK OR DEBT SECURITIES.

Taxation of Arbor Realty

        Arbor Realty and SR Inc. have each elected to be taxed as a REIT, commencing with their initial taxable years, which ended on December 31, 2003 and December 31, 2005, respectively. We believe that such entities were organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner.

        In connection with this prospectus, we have received an opinion of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with Arbor Realty's initial taxable year ended December 31, 2003, Arbor Realty was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is expressed as of the date given, is based on various assumptions relating to the organization and operation of Arbor Realty and its affiliates, and is conditioned upon fact-based representations and covenants made by the management of Arbor Realty and affiliated entities regarding their organization, assets and income, and the past, present and future conduct of their business operations.

        While we intend to operate so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code and the Treasury regulations issued thereunder, including requirements relating to the nature and composition of our assets and income, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "Requirements for Qualification—General." While we intend to operate so as to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify" below.

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Currently, most U.S. holders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20%. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as capital gains that we recognize. See "—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions." Provided we qualify as a REIT, we will nonetheless be subject to federal income tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

  •
  We may be subject to the "alternative minimum tax" on items of tax preference, including any deductions of net operating losses. The "alternative minimum tax" may be passed through to shareholders.

  •
  If we have any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions," and "—Foreclosure Property," below.

  •
  If we elect to treat property acquired in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

  •
  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a "taxable mortgage pool" or a residual interest in a real estate mortgage investment conduit, or "REMIC"), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax exempt stockholders known as "disqualified organization" that are not subject to unrelated business income tax. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question, multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

  •
  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor compliance with rules relating to the composition of a REIT's stockholders, as described below in "Requirements for Qualification—General."

  •
  A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm's-length terms.

  •
  If we sell any of our existing appreciated assets or if we acquired appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize that gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

  •
  The earnings of our taxable REIT subsidiaries could be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Arbor Realty's charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand must be maintained as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, the proportionate share of the assets and items of income of partnerships in which we own an equity interest (including SR Inc.'s preferred equity interests in certain lower-tier partnerships), are treated as assets and items of income of the relevant REIT for purposes of applying the REIT requirements described below. The REIT's proportionate share is generally determined, for these purposes, based upon its percentage interest in the partnership's equity capital, except that for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in Partnerships."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified

REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Arbor Realty holds an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of a REIT ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than the REIT or another disregarded subsidiary of the REIT—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests" below.

        Taxable Subsidiaries.    A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary ("TRS"). A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the REIT and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike that of a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal corporate income tax on its earnings, which may have the effect of reducing the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to stockholders.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the taxable subsidiary is taken into account as an asset of the REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such TRSs or other taxable subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of nonqualifying income such as management fees or other service income, or gains from the sale of inventory or dealer property).

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporation taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

        Subsidiary REITs.    In connection with a January 2005 financing that gave rise to a "taxable mortgage pool," the assets of our subsidiary operating partnership, Arbor Realty Limited Partnership, through which we conduct substantially all of our activities and operations, were transferred to SR Inc., which was a newly-formed subsidiary of the operating partnership, and its subsidiaries. SR Inc. has elected and intends to be taxed as a REIT, which, in general, will allow us to avert certain adverse tax consequences that would otherwise result from the presence of the taxable mortgage pool. See "—Taxable Mortgage Pools and Excess Inclusion Income," below, for a discussion of certain issues relating to taxable mortgage pools. Arbor Realty Limited Partnership is treated as a partnership for U.S. federal income tax purposes.

        Arbor Realty's interest in the stock of SR Inc. is treated as a qualifying real estate asset of Arbor Realty for purposes of the REIT asset requirements (see "—Asset Tests" below), and any dividend income or gains derived by Arbor Realty from the stock of SR Inc. will generally be treated by Arbor Realty as income that qualifies for purposes of the REIT 95% and 75% income requirements (see "—Income Tests" below), provided, in each case, that SR Inc. is able to qualify as a REIT. Arbor Realty and SR Inc. are separate entities, each of which intends to qualify as a REIT, and each of which must independently satisfy the various REIT qualification requirements as described herein. Substantially all of Arbor Realty's assets are currently held indirectly through SR Inc., however, which effectively ensures that Arbor Realty will satisfy the asset and income requirements applicable to REITs provided that SR Inc. qualifies as a REIT. If SR Inc. were to fail to qualify as a REIT, it would then be a regular taxable corporation, and its income would be subject to U.S. federal income tax. In addition, a failure of SR Inc. to qualify as a REIT would likely have an adverse effect on Arbor Realty's ability to comply with the REIT asset and income requirements described below, and thus its ability to qualify as a REIT.

Income Tests

        In order to maintain qualification as a REIT, we must satisfy two gross income requirements each year. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and from certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, including SR Inc., provided that SR Inc. is able to qualify as a REIT, interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), and gains from the sale of real property, mortgages on real property, and shares in other REITS, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and from certain hedging transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions is excluded from both the numerator and the denominator for purposes of both the 75% and the 95% gross income tests. See "—Derivatives and Hedging Transactions."

        In 2009 through 2011, Arbor Realty did not report any gross income because SR Inc. did not pay any dividends on its common stock. Although there are no authorities addressing this situation, we do not believe that Arbor Realty's lack of gross income will adversely affect its qualification as a REIT for U.S. federal income tax purposes. No assurance can be given, however, that the IRS will not assert a contrary position.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, or are treated as having acquired the instrument if it is restructured in a manner that constitutes a significant modification of its terms, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. (Similar apportionment rules apply for purposes of the REIT 75% asset test as described below under "—Asset Tests".) In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

        Among the assets that we and our subsidiaries hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 issued by the IRS provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. While we and our advisors believe, on the basis of relevant regulations and IRS rulings, that our mezzanine loans qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our qualification as a REIT, such loans do not meet all of the requirements for reliance on the safe harbor, and there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        We also hold certain participation interests, or "B-Notes," in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is generally a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that our participation interests generally qualify as real estate assets for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of such participation interests.

        Rents that we derive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease.

Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. An independent contractor is generally a person that, after application of constructive ownership rules, does not own more than 35% of the shares of the REIT and, if it is a corporation, partnership, or other entity, the REIT does not own more than 35% of its shares, assets or net profits. We and our affiliates are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. Also, rental income will generally qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received from a REIT, including dividends derived by Arbor Realty from SR Inc. if SR Inc. qualifies as a REIT, will be qualifying income in Arbor Realty's hands for purposes of both the 95% and 75% income tests.

        Any income or gain that a REIT or its pass-through subsidiaries derives from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will not be treated as income for purposes of calculating the 75% and 95% gross income tests (i.e., will be excluded from both the numerator and the denominator), provided that specified requirements are met. Such requirements include that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from other hedging transactions will generally not be qualifying income for either the 95% or 75% gross income test. See "—Derivatives and Hedging Transactions."

        Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property, and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities.

Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nonetheless qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule setting forth each item of our gross income for such taxable year in accordance with any Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we may not qualify as a REIT. As discussed above under "Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed that is based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        At the close of each calendar quarter, a REIT must also satisfy five tests relating to the nature of its assets. First, at least 75% of the value of the total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and certain ancillary personal property), stock of other corporations that qualify as REITs, mortgage loans (to the extent secured by interests in real property), certain kinds of mortgage backed securities, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act. This would include stock of SR Inc. that is indirectly owned by Arbor Realty, provided that SR Inc. qualifies as a REIT. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        The second REIT asset test is that the value of any one issuer's securities owned by the REIT may not exceed 5% of the value of the REIT's total assets. Third, the REIT may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to "straight debt" having specified characteristics. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% (or, for 2018 and subsequent taxable years, 20%) of the value of the REIT's total assets. Fifth, no more than 25% of the total value of a REIT's assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will generally be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for "straight debt," or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% value based asset test, as explained below).

        Certain securities will not violate the 10% value test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled REIT subsidiary of the REIT) does not own other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain of other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (f) any security (including debt securities) issued by another REIT, and (g) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

        Any interests held by a REIT in a real estate mortgage investment conduit, or "REMIC," are generally treated as qualifying real estate assets, and income derived by a REIT from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of the REIT's interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. See "Taxation of Stockholders." Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See "Taxable Mortgage Pools and Excess Inclusion Income."

        To the extent that we hold mortgage participations or mortgage backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying real estate assets for purposes of the REIT asset tests, as well as for purposes of the gross income tests described above. See "—Income Tests." We may, however, hold some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements.

        Independent appraisals generally are not obtained to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        The rules regarding REITs include relief provisions that make it easier for REITs to satisfy the asset test requirements, or to maintain REIT qualification notwithstanding certain violations of the asset test and other requirements.

        One such provisions allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        A second relief provision applies to de minimis violations of 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter, and (ii) the discrepancy between the value of our assets and the asset requirement was not wholly or partially caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we could still avoid disqualification by eliminating any discrepancy within 30 days after close of the calendar quarter in which it arose or by making use of the relief provisions described above.

Loan Modifications and Distressed Debt

        The IRS issued Revenue Procedures 2011-16 and 2014-51, which contain provisions that are relevant where a REIT holds a mortgage loan which is modified in a transaction that is treated as the issuance of a new loan. In general, a modified loan will not be treated as less than fully secured by real property, and therefore will not give rise to interest income that does not qualify for purposes of the 75% gross income test or cause a portion of the loan to be a non-qualifying asset for purposes of the 75% asset test applicable to REITs, provided that the value of the real estate collateral was at least as great as the amount of the loan at the time it was originally acquired by the REIT and the modification was occasioned by default or we reasonably believed at the time of the modification that there was a significant risk of default and the modified loan presented a substantially reduced risk of default. Moreover, for purposes of the REIT asset tests, a loan, whether or not it is modified, will generally not be treated as less than fully secured by real property provided that the value of the real estate collateral, either currently or at the time the loan was originally acquired by the REIT, is at least as great as the value of the loan.

Annual Distribution Requirements

        In order to qualify as a REIT, an entity is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

  (a)
  the sum of:

  (1)
  90% of its "REIT taxable income" (computed without regard to the deduction for dividends paid and excluding its net capital gains), and

  (2)
  90% of the net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before the REIT timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. If we cease to be a "publicly offered REIT," then in order for distributions to be counted for this purpose, and to give rise to a tax deduction by the REIT, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that a REIT distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax at ordinary corporate tax rates on the retained portion. It may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, the REIT could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by the REIT. Stockholders would then increase the adjusted basis of their REIT stock by the difference between the designated amounts of capital gains from the REIT that they include in their taxable income, and the tax paid on their behalf by the REIT with respect to that income.

        To the extent that a REIT has any net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT as ordinary dividends or capital gains. See "Taxation of Stockholders—Taxation of Taxable U.S. Holders."

        If a REIT fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which it has paid U.S. federal corporate income tax.

        It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) the inclusion by us of items in income for U.S. federal income tax purposes. Potential sources of non-cash taxable income include income from equity interests in taxable mortgage pools, income from loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and income from loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of our stock or other property.

        Based on IRS guidance concerning the classification of excess mortgage servicing rights ("Excess MSRs"), we intend to treat our Excess MSRs, which were transferred to us in connection with the Acquisition, as ownership interests in the interest payments made on the underlying pool of mortgage loans, akin to an "interest only" strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each Excess MSR is treated as a bond that was issued with original issue discount on the date we acquired such Excess MSR. In general, we will be required to accrue original issue discount based on the constant yield to maturity of each Excess MSR, and to treat such original issue discount as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an Excess MSR will be determined, and we will be taxed based on, a prepayment assumption regarding future payments due on the mortgage loans underlying the Excess MSR. If the mortgage loans underlying an Excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of original issue discount will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an Excess MSR that exceeds the amount of cash collected in respect of that Excess MSR. Furthermore, it is possible that, over the life of the investment in an Excess MSR, the total amount we pay for, and accrue with respect to, the Excess MSR may exceed the total amount we collect on such Excess MSR. No assurance can be given that we will be entitled to an ordinary loss or deduction for such excess, meaning that we may not be able to use any such loss or deduction to offset original issue discount recognized with respect to our Excess MSRs or other ordinary income recognized by us. As a result of this potential mismatch in character between the income and losses generated by our Excess MSRs, our REIT taxable income may be higher than it otherwise would have been in the absence of that mismatch, in which case we would be required to distribute larger amounts to our stockholders in order to maintain our status as a REIT.

        A REIT may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the REIT's deduction for dividends paid for the earlier year. In this case, the REIT may be able to avoid losing its REIT qualification or being taxed on amounts distributed as deficiency dividends. However, the REIT will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Deferred Cancellation of Indebtedness Income and Net Operating Loss Carryforwards

        SR Inc. has elected to defer the recognition of approximately $306 million of cancellation of indebtedness, or COD, income under section 108(i) of the Code. The deferred COD income will be recognized ratably over the 2014 through 2018 taxable years. SR Inc. has generated net operating loss, or NOL, carryforwards that are expected to fully offset the deferred COD income. However, SR Inc.'s ability to utilize NOL carryforwards to offset deferred COD or other income will be significantly limited in the event that SR Inc. undergoes, or has undergone, an ownership change within the meaning of Section 382 of the Code. In general, an ownership change occurs with respect to a corporation if 5% stockholders increase their aggregate ownership interest in the corporation by more than 50 percentage points within a prescribed testing period (generally three years). We do not believe that SR Inc. has experienced an "ownership change" to date. However, no assurance can be provided that SR Inc. will not experience an ownership change. In that event, SR Inc. would be limited in its ability to offset its deferred COD income with its NOL carryforwards, which could result in SR Inc. or Arbor Realty not having sufficient cash from operations to satisfy the 90% distribution requirement, or paying corporate-level tax with respect to some or all of the COD income in lieu of paying a deductible dividend.

Participation Interests in Excess Servicing Fees

        The Acquisition is intended to constitute, for U.S. federal income tax purposes, a part sale and a part tax-deferred contribution by Arbor Commercial Funding, LLC, a New York limited liability company ("ACF"), and ACM (together with ACF, the "Seller") to Arbor Realty Limited Partnership, and any subsequent contribution of the acquired assets and operations to SR Inc. is intended to constitute a tax-deferred contribution to SR Inc. As a result, neither we nor holders of our common stock, in respect of those common stock holdings expect to recognize a gain or loss for U.S. federal income tax purposes as a result of the Acquisition.

        However, as REITs, Arbor Realty and SR Inc. generally will be unable to hold directly certain of the acquired assets and operations in connection with the Acquisition. We therefore intend to hold those assets and operations through one or more TRSs of SR Inc. As described above, a TRS is subject to regular corporate income tax on its net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax.

        Moreover, as described above, under the REIT asset tests (i) no more than 25% of our total gross assets may consist of nonqualifying assets, including the stock or other securities of one or more TRSs and other nonqualifying assets (such as goodwill and similar assets we acquired as a result of the Acquisition), and (ii) for 2018 and subsequent taxable years, no more than 20% of our total gross assets may consist of the stock or other securities of one or more TRSs. In addition, although dividends payable by TRSs constitute qualifying income for purposes of the 95% REIT gross income test, they are nonqualifying income for purposes of the 75% REIT gross income test. Accordingly, if the value of the business we acquired in connection with the Acquisition or the income generated thereby increases relative to the value of our other, REIT-compliant assets and income, Arbor Realty or SR Inc. may fail to satisfy one or more of the requirements applicable to REITs. Although the Acquisition is not expected to adversely affect the ability of Arbor Realty or SR Inc. to continue to qualify as a REIT immediately following the acquisition or in the future, no assurances can be given in that regard.

        In connection with the Acquisition, Hunton & Williams LLP has delivered an opinion to us to the effect that the participation interests in excess servicing fees that are transferred by Seller and acquired by SR Inc. will: (i) be classified as "stripped coupons" within the meaning of Section 1286(e)(3) of the Code; (ii) be classified as "interests in mortgages on real property" and therefore "real estate assets" for purposes of the REIT asset tests set forth in Sections 856(c)(4) and (c)(5)(B) of the Code; and (iii) generate qualifying income for purposes of the REIT income tests set forth in Sections 856(c)(2) and (c)(3) of the Code. It must be emphasized that the opinion of Hunton & Williams LLP is expressed as of the date given, is based on various assumptions, and is conditioned upon representations and covenants made by the management of SR Inc. and affiliated entities. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. If the IRS were to successfully challenge the opinion of Hunton & Williams LLP, then Arbor Realty or SR Inc. could fail to qualify as a REIT.

Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. Although we intend to structure any asset sales so that they are not treated as prohibited transactions, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that could prevent such treatment will apply. The 100% tax will generally not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income, such as certain rental income, that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we expect to make an election to treat the related property as foreclosure property, or to otherwise determine that the receipt of such non-qualifying income will not adversely affect our qualification as a REIT.

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (1) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, or (3) in connection with the extinguishment of indebtedness or property with respect to which we have entered into a qualified hedging position described in clause (1) or (2), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, our position in a hedging contract or other derivative instrument, to the extent that it has positive value, may not be treated favorably for purposes of the REIT asset tests.

        We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations,

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

  •
  the entity has issued debt obligations (liabilities) that have two or more maturities, and

  •
  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not directly affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

  •
  cannot be offset by any net operating losses otherwise available to the stockholder,

  •
  is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

  •
  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

        See "—Taxation of Stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by it that is attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by the IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        In the case of a subsidiary partnership that is not wholly-owned by us or by another entity, such as SR Inc., that is taxed as a REIT, if the partnership were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially could be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests"

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which an entity fails to qualify as a REIT are not deductible by the entity, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders would generally be taxable in the case of U.S. holders who are individuals, trusts and estates, at capital gains rates, and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

        Arbor Realty and SR Inc. may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in income our proportionate share of items from partnerships in which we hold an equity interest for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will generally include our proportionate share of assets held by subsidiary partnerships. See "Taxation of Arbor Realty—Effect of Subsidiary Entities—Ownership of Partnership Interests."

        Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "Taxation of Arbor Realty—Taxable Mortgage Pools and Excess Inclusion Income." If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of Arbor Realty—Asset Tests" and "—Income Tests," and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Taxation of Arbor Realty—Asset Tests," "—Income Tests" and "—Failure to Qualify," above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements, without receiving any cash.

Allocations of Income, Gain, Loss and Deduction

        A partnership agreement will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the items subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

New Partnership Audit Rules

        The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and, in many respects, dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult with their tax advisors with respect to those changes and their potential impact on their investment in our common stock.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

        This section summarizes the taxation of U.S. holders that are not tax-exempt organizations. For these purposes, a "U.S. holder" is a holder of our stock that for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds stock issued by Arbor Realty, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

        Distributions.    As a REIT, the distributions that we make to our U.S. holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such holders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum federal rate under current law) which are applicable to qualified dividends from taxable C corporations received by U.S. holders that are individuals, trusts and estates. Such holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

  •
  dividends received by the REIT from TRSs or other taxable C corporations, or

  •
  income from subsequent sales of "built-in gain" property that had previously been acquired by the REIT from C corporations in tax-deferred carryover basis transactions (less the amount of corporate tax borne by the REIT on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our U.S. holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, if any. In that case, we might elect to apply certain provisions of the Code that treat our U.S. holders as having received, solely for tax purposes, our undistributed capital gains. The U.S. holders would be taxable on this income, but would also receive a corresponding credit for the taxes that we paid on such undistributed capital gains. The U.S. holders would also be deemed to recontribute the after-tax amount of the income back to us, and would correspondingly increase the tax basis of their shares. See "Taxation of Arbor Realty—Annual Distribution Requirements." Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable under current law at maximum federal rates of 20% in the case of U.S. holders that are individuals, trusts and estates, and 35% in the case of U.S. holders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are, to the extent of previously claimed depreciation deductions, subject to a 25% maximum U.S. federal income tax rate.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital, and will not be taxable to a U.S. holder, to the extent that the amount of such distributions does not exceed the adjusted tax basis of the holder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the holder's shares. To the extent that such distributions exceed the adjusted basis of a U.S. holder's shares, the holder generally must include such distributions in income as long-term capital gain, or as short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a holder of record on a specified date in any such month will be treated as both paid by us and received by the holder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Arbor Realty—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. holders and do not offset income of holders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of holders to the extent that we have current or accumulated earnings and profits, as described above.

        Dispositions of Stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates of up to 39.6% if the stock is held for one year or less. Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may apply up to $3,000 per year of the excess, if any, of capital losses over capital gains, to offset ordinary income). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. holder who has held the shares for six months or less will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the holder as long-term capital gain.

        If an investor recognizes a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions that we make and gains arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Holders

        The rules governing U.S. federal income taxation of the ownership and disposition of our stock that are applicable to non-U.S. holders of our stock are complex, and no attempt is made herein to provide more than a brief summary of such rules. A "non-U.S. holder" is any person other than a U.S. holder, as defined above, or a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes. The discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, as assumes that Arbor Realty will qualify for taxation as a REIT. Non-U.S. holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our stock (including reporting requirements) in light of their individual circumstances.

        Ordinary Dividends.    The portion of dividends received by non-U.S. holders that (1) is payable out of our earnings and profits, (2) is not attributable to our capital gains, and (3) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will generally be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. See "Taxation of Arbor Realty—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to disclose to holders if a portion of a dividend paid by us is attributable to excess inclusion income.

        In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Non-dividend Distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. Although we believe that our stock is not a USRPI, no assurances can be given that our stock is not, or will not become, a USRPI. See below under "—Dispositions of Stock" for a discussion of whether our stock will constitute a USRPI. If we cannot determine at the time that a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the holder's proportionate share of our earnings and profits, plus (b) the holder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the holder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries ("USRPI capital gains"), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of Non U.S. Holders—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of Non-U.S. Holders—Ordinary Dividends"), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We believe that our common stock is, and is likely to continue to be, "regularly traded" on an established securities exchange.

        Dispositions of Stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI.

        Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity is a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we are, and we expect to continue to be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. No assurance can be given, however, that we will remain a domestically-controlled qualified investment entity.

        In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, a non-U.S. holder's sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of such class of stock at all times during a specified testing period. As noted above, we believe that our common stock is, and is likely to continue to be, "regularly traded" on an established securities exchange.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a

U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS. Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a URSPI if the non-U.S. holder (i) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the dispositions, would have been treated as gain from the sale or exchange of a URSPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

        Special FIRPTA Rules.    Recently enacted amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of foreign investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non-U.S. holders are urged to consult their tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

        Estate Tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Foreign holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and, in general, should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Debtholders

        This section summarizes the taxation of non-U.S. debtholders. This discussion deals only with certain U.S. federal income tax consequences to a non-U.S. debtholder that acquires fixed rate debt securities issued by us without original issue discount in their initial offering and at their issue price. For these purposes, a non-U.S. debtholder is a holder of our debt securities, other than a person that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

  •
  a partnership, or any entity treated as a partnership for U.S. federal income tax purposes;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds debt securities issued by Arbor Realty, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities.

        Interest.    A payment of interest on a debt security to a non-U.S. debtholder will generally not be subject to U.S. taxation, provided that

  (i)
  such interest is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debtholder;

  (ii)
  such non-U.S. debtholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (iii)
  such non-U.S. debtholder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

  (iv)
  such non-U.S. debtholder is not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

  (v)
  either (A) such non-U.S. debtholder provides its name and address, and certifies on IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a

    U.S. person or (B) a securities clearing organization or certain other financial institutions holding the debt security on behalf of the non-U.S. debtholder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof; and

  (vi)
  we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the debt security is a U.S. person.

        If all of the foregoing requirements are not met, payments of interest on a debt security generally will be subject to U.S. withholding tax at the rate 30%, unless reduced or eliminated by treaty, subject to the discussion below under "—U.S. Trade or Business."

        Sale, Exchange, Retirement or Other Disposition of a Debt Security.    Gain from the sale of a debt security generally will be taxable in the United States to a non-U.S. debtholder only in two cases: (1) if the non-U.S. debtholder's investment in our debt securities is effectively connected with a U.S. trade or business conducted by such non-U.S. debtholder, such gain will be subject to tax in the manner described below under "—U.S. Trade or Business," or (2) if the non-U.S. debtholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        U.S. Trade or Business.    In cases where interest in respect of, or gain from the sale of, our debt securities is, or is treated as, effectively connected with the non-U.S. debtholder's conduct of a U.S. trade or business, the non-U.S. debtholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders of debt securities are taxed with respect to such interest or gain. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. debtholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. debtholder that is a corporation.

Other Tax Considerations

Legislative or Other Changes in Tax Law Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock or debt securities.

Medicare 3.8% Tax on Investment Income

        Certain U.S. stockholders and debtholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock or debt securities.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% will generally be required on dividends and payments of interest in respect of, and after December 31, 2018, withholding at a rate of 30% on gross proceeds from the sale of, shares of our stock and debt securities held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, or accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or

(ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which our shares or debt securities are held will affect the determination of whether such withholding is required. Similarly, dividends and payments of interest in respect of, and after December 31, 2018, gross proceeds from the sale of, shares of our stock and debt securities held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exceptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial U.S. owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. U.S. holders intending to hold our stock or debt securities through foreign financial institutions and non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of these rules on their investment.

State, Local and Foreign Taxes

        We and our subsidiaries, stockholders and debtholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment, and that of our stockholders and debtholders, may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application of state, local and foreign income and other tax laws and their effect on an investment in our stock or debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

  •
  directly to purchasers;

  •
  through agents;

  •
  to or through underwriters or dealers; or

  •
  through a combination of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any initial public offering price;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act, as amended (the "Securities Act"). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities other than the common stock, which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements of Arbor Realty Trust, Inc. and Subsidiaries appearing in Arbor Realty Trust, Inc. and Subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Arbor Realty Trust, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The audited combined balance sheets for The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries, as of December 31, 2015 and December 31, 2014, and the related audited combined statements of income, changes in invested equity and cash flows for each of the three years in the period ended December 31, 2015, included in the Current Report on Form 8-K of Arbor Realty Trust, Inc., filed with the Securities and Exchange Commission on July 15, 2016, which are incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial documents retrieval services, at our website (www.arborrealtytrust.com) and at the SEC's website (www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with them into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement.

        The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  from our Definitive Proxy Statement filed on April 22, 2016, the sections entitled "The ACM Agency Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the ACM Agency Business";

  •
  our Form 8-A filed on April 5, 2004; and

  •
  our Current Reports on Form 8-K, dated February 25, 2016, March 1, 2016, March 2, 2016, April 7, 2016, May 19, 2016, June 3, 2016 and July 15, 2016 (2 reports).

        All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed document. In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Secretary (telephone no.: (516) 506-4200).

5,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

JMP Securities

May     , 2018